Exhibit 99.1

BioAmber CEO steps down, current COO Fabrice Orecchioni named President

Montreal, February 20, 2017.   BioAmber Inc. (NYSE:BIOA) announced today that Jean-Francois Huc has resigned as President and CEO and Fabrice Orecchioni, the company’s COO, has been named President, effective immediately.

In his role as COO over the past four years, Fabrice has overseen the construction, start-up and operation of the manufacturing plant in Sarnia and the management of the Mitsui JV. Fabrice has also been extensively involved in the negotiations with CJ CheilJedang for the proposed China JV.

Mr. Huc, who stepped down for personal reasons, will remain a member of the board of directors and will also assume an advisory role with the management team to help ensure a smooth transition.

About BioAmber

BioAmber (NYSE: BIOA) is a renewable materials company. Its innovative technology platform combines biotechnology and catalysis to convert renewable feedstock into building block materials that are used in a wide variety of everyday products including plastics, paints, textiles, food additives and personal care products.  For more information visit www.bio-amber.com

Forward-Looking Statements

This press release contains forward-looking statements, which are subject to substantial risks, uncertainties and assumptions. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may” or similar expressions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the events and circumstances reflected in the forward-looking statements will be achieved or occur and the timing of events and circumstances and actual results could differ materially from those projected in the forward- looking statements. Accordingly, you should not place undue reliance on these forward-looking statements. All such statements speak only as of the date made, and we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. For additional disclosure regarding these and other risks faced by BioAmber, see disclosures contained in BioAmber's public filings with the SEC including, the "Risk Factors" section of BioAmber's most recent Annual Report on Form 10-K and the recent quarterly reports on Form 10-Q.

BioAmber Investor Contact

Roy McDowall

Sr. VP Communication & Strategy

514-844-8000 Ext. 260

roy.mcdowall@bio-amber.com